UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 27, 2023

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2023, the Board of Directors of Vista Gold Corp. (the “Corporation”) appointed Tracy A. Stevenson as Chair of the Board.  Mt. Stevenson will receive compensation in accordance with the Board’s previously disclosed compensation structure.

On April 27, 2023, the shareholders of the Corporation approved an amendment to the Company’s Long-Term Equity Incentive Plan (the “Plan”) permitting the Corporation to claw-back equity compensation granted under the Plan to executive officers in accordance with the Corporation’s then effective claw-back policy and the applicable requirements of law or stock exchange listing rules and to permit the Corporation’s Compensation Committee or Board of Directors to adopt changes to the Plan to conform with the requirements of applicable law or stock exchange listing rules. A copy of the Plan as amended is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Shareholders

On April 27, 2023, Vista Gold Corp. (the “Corporation”) held its annual general and special meeting of shareholders at 10:00 a.m. (PDT).  A total of 68,925,603 common shares in the capital of the Company (“Common Shares”) were represented at the meeting, being 57.93% of the Common Shares issued and outstanding on the record date for the meeting.

Detailed results for the ballot votes are as follows:

Election of Directors	Votes For	Votes Withheld/ Abstain	Broker Non-Votes
John M. Clark	41,344,594	1,085,475	26,495,534
Frederick H. Earnest	41,053,552	1,376,517	26,495,534
W. Durand Eppler	41,213,687	1,216,382	26,495,534
Deborah J. Friedman	41,172,411	1,257,658	26,495,534
Tracy A. Stevenson	41,177,985	1,252,084	26,495,534

Proposal	Votes For	Withheld/ Abstain	Against	Broker Non-Votes
Approve Appointment of Plante & Moran, PLLC	67,961,307	964,296	0	0

Proposal	Votes For	Withheld/ Abstain	Against	Broker Non-Votes
Advisory Vote on Executive Compensation	37,533,305	2,450,460	2,446,304	26,495,534

Proposal	Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Withheld/ Abstain	Broker Non- Votes
Advisory Vote on Frequency of Advisory Vote on Executive Compensation	38,351,029	593,553	1,221,339	2,264,148	26,495,534

Proposal	Votes For	Withheld/ Abstain	Against	Broker Non-Votes
Approve Amendments to the Corporation’s Long Term Equity Incentive Plan	39,602,569	1,232,519	1,594,981	26,495,534

All nominees for election to the Corporation’s Board of Directors were elected to the Board of Directors and will serve until the Corporation’s 2024 annual general and special meeting of shareholders or until successors are duly elected and qualified.  In addition, at the Meeting, shareholders appointed Plante & Moran, PLLC as auditors of the Company for the fiscal year ending December 31, 2023, and passed ordinary resolutions to approve, on an advisory basis, the compensation of the Corporation’s Named Executive Officers and, on an advisory basis, one year as the frequency of future votes on executive compensation, and amendments to the Corporation’s Long Term Equity Incentive Plan.

In consideration of the shareholders recommending, on an advisory basis, one year for the frequency of future votes on executive compensation and one year also being the recommendation of the Board of Directors to shareholders, the Board has determined that one year will be the frequency with which the Corporation will hold advisory votes on executive compensation.

Item 7.01  Regulation FD

On April 27, 2023, the Registrant issued a press release announcing the voting results from its annual general and special meeting of shareholders held on Thursday, April 27, 2023 in Vancouver, British Columbia.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1	Amended Long-Term Equity Incentive Plan (incorporated by reference to Appendix D to the Corporation’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on March 17, 2023)

99.1Press Release, dated April 27, 2023*

104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: April 28, 2023	By: /s/ Frederick H. Earnest Frederick H. Earnest President and Chief Executive Officer